Exhibit 99


                   [Commonwealth Bancorp, Inc. Letterhead]



For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189


             COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND

Norristown, PA, September 10, 2002 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.17 per share of common stock. The dividend is payable on October 11, 2002, to shareholders of record at the close of business on September 27, 2002.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 61 branches throughout Southeast Pennsylvania.